EX-99.906CERT

CERTIFICATION

Edward L. Jaroski, President, and Carla Homer, Secretary and Richard A. Nunn, Treasurer of Church Capital Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2018 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Secretary

Church Capital Fund

Church Capital Fund

/s/ Edward L. Jaroski

/s/ Carla Homer

Edward L. Jaroski

Carla Homer

Date: June 6, 2018

Date: June 6, 2018

Treasurer

Church Capital Fund

/s/ Richard  A. Nunn

Richard A. Nunn

Date: June 6, 2018

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Church Capital Fund and will be retained by Church Capital Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.